Exhibit 99.1
Alight Introduces Mid-Term Targets at Investor Day
Chicago, Ill., March 20, 2025— Alight, Inc. (NYSE: ALIT or the “Company”), a leading cloud-based human capital and technology-enabled services provider, today hosted an investor day. During the event, Alight’s executives presented the Company’s strategy and issued mid-term financial targets. In addition, the Company hosted panels with Alight clients and third-party evaluators. Clients discussed how they work with the Company to care for the wellbeing of their employees to keep them financially secure and healthy and third-party evaluators discussed market trends and evolving client needs.

“Alight is uniquely positioned within the large and growing benefits industry, and at today’s investor day our team shared the strategy to drive long-term profitable growth,” said CEO Dave Guilmette. “It is clear to me that we have a license to lead, with a deep history of serving the world’s most complex organizations. By nailing the basics with our clients every day and leveraging our transformed technology platform to empower the next wave of innovation, we believe we are well positioned to accelerate our financial performance and deliver long-term shareholder value.”

Mid-Term Financial Outlook
oTotal annual revenue growth rate of 4-6% by 2027
oAdjusted EBITDA margin of approximately 30% by 2027
oCumulative free cash flow of approximately $1 billion between 2025 and 2027

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

A video replay of today's Investor Day and downloadable copies of the slide presentation will be made available at https://alight2025ird.q4ir.com/home/default.aspx.

About Alight Solutions
Alight is a leading cloud-based human capital technology and services provider for many of the world’s largest organizations and over 35 million people and dependents. Through the administration of employee benefits, Alight helps clients gain a benefits advantage while building a healthy and financially secure workforce by unifying the benefits ecosystem across health, wealth, wellbeing, absence management and navigation. Our Alight Worklife ® platform empowers employers to gain a deeper understanding of their workforce and engage them throughout life’s most important moments with personalized benefits management and data-driven insights, leading to increased employee wellbeing, engagement and productivity. Learn more about the Alight Benefits Advantage™ at alight.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance and outlook for Alight’s business, financial results, liquidity and capital resources, our ability to drive revenue, profitability and cash flow growth, our ability to accelerate our financial performance and deliver long-term shareholder value, and other non-historical statements, including statements in the “Mid-Term Financial Outlook” section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “appears,” “approximates,” “foresees,” “might,” “possible,” “would” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of changes in monetary and fiscal policies, competition in our industry, risks related to our ability to successfully separate our Payroll and Professional Services business, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to actions or proposals from activist stockholders, risks related to the use of certain operational measures that may not have standard definitions, and risks related to changes in regulation, including developments on the use of artificial intelligence and machine learning.  Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 27, 2025, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including: Adjusted EBITDA Margin and Free Cash Flow. Please see below for additional information related to such non-GAAP financial measures. The presentation of non-GAAP financial measures is used to enhance our investors’ and lenders’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Both Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods as well as to evaluate our core operating performance.

Free Cash Flow is defined as cash provided by operating activities net of capital expenditures.

Investor Contact:
Jeremy Cohen
Investor.Relations@alight.com

Media Contacts:
Mariana Fischbach
Mariana.Fischbach@alight.com